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                                                                    EXHIBIT 23.1


                       Consent of Independent Auditors




We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 14, 1997, in the Registration Statement (Form S-1, No. 333-26239) and related Prospectus of PSF Holdings, L.L.C., Premium Standard Farms, Inc., and Princeton Development Corp. for the registration of LLC Units, Warrants to Purchase LLC Units, and 11% Senior Secured Notes.



                                            ERNST & YOUNG LLP
                                        /s/ Ernst & Young LLP

Des Moines, Iowa
June 25, 1997